Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the BankFinancial Corporation Dividend Reinvestment Plan and Prospectus of our report dated March 14, 2006, appearing in the annual report on Form 10-K of BankFinancial Corporation for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois

July 20, 2006